UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 17, 2022

LENNOX INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15149	42-0991521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2140 Lake Park Blvd.

Richardson, Texas 75080

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (972) 497-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	LII	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2022, Douglas L. Young, Executive Vice President and President of the Company’s Residential Heating & Cooling business segment, notified Lennox International Inc. (the “Company”) of his decision to retire, effective June 30, 2023. Effective January 1, 2023, Gary S. Bedard will be appointed as Executive Vice President and President of the Company’s Residential Heating & Cooling business segment. At that time, Mr. Young will continue to serve as Executive Vice President, with no changes to his current compensation package, and provide advice and assistance related to the Residential leadership transition until his retirement in June.

Item 7.01 Regulation FD Disclosure.

A copy of the press release issued by the Company on November 17, 2022 announcing Mr. Young’s retirement and other events is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

The Company is exploring potential divestitures of its European businesses—Lennox EMEA HVAC & Commercial Refrigeration and Hyfra Process Cooling—to focus its resources on North America. Accordingly, effective January 1, 2023, the Company will reorganize into two reporting business segments—Residential Heating & Cooling and Commercial Heating & Cooling. The two business segments will be led respectively by Mr. Bedard and Joseph F. Nassab, who is currently the Executive Vice President and President of Commercial Heating & Cooling. As part of this reorganization, the stand-alone Refrigeration business segment will be eliminated. Heatcraft Refrigeration Products LLC, which manufactures refrigeration products for commercial applications, will be moved from the Refrigeration business segment to the Commercial business segment.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated November 17, 2022 (furnished herewith).*

EX-104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

The information contained in Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K is being “furnished” with the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that section. Furthermore, such information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless specifically identified as being incorporated therein by reference.

The statements in this Current Report on Form 8-K and Exhibit 99.1 of this Current Report on Form 8-K that are not historical statements, including statements regarding leadership transitions, reorganization initiatives, exploration of a possible divestiture of our European businesses in our Refrigeration business segment, and the anticipated benefits of such actions and their expected impact on the Company’s outlook, operations, opportunities, financial condition, business plan and overall strategy, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words or phrases such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “future,” “intends,” “may,” “might,” “plans,” “potential,” “predicts,” “projects,” “should,” “will likely result,” “will continue” or similar expressions are intended to identify certain of these forward-looking statements and may be included in discussion of, among other things, our future expectations. These forward-looking statements are based on information currently available as well as management’s assumptions and beliefs today. These statements are subject to numerous risks and uncertainties that could cause actual outcomes and the timing of events to differ materially from those expressed or implied by the statements, and investors should not place undue reliance on them. For information concerning these and other risks and uncertainties, see the Company’s publicly available filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.
Date: November 17, 2022

	By:	/s/ John D. Torres
Name: John D. Torres
Title: Executive Vice President, Chief Legal Officer and Secretary